                                                                    EXHIBIT 23.1


The Board of Trustees
Windrose Medical Properties Trust:


We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

KPMG LLP
Indianapolis, Indiana
July 19, 2002